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                                                                 Exhibit 23.1 FT


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Futech Interactive Products, Inc. as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 dated March 5, 1999 except for
Note 17, as to which the date is June 7, 1999, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-80131) and related Prospectus of Futech Interactive Products, Inc.


                                             /s/ Ernst & Young LLP


Phoenix, Arizona
August 4, 1999